Exhibit 99.2

To assist our unitholders in better understanding the name change process and the proposed listing of our beneficial unit certificates representing assigned limited partnership interests (“BUCs”) on the New York Stock Exchange (“NYSE”), America First Multifamily Investors, L.P. (the “Partnership”) today published Frequently Asked Questions regarding such matters, which are set forth below. These FAQs are also available on the Partnership’s website at www.ataxfund.com under the tab “Investor Information – Events and Presentations – Frequently Asked Questions: Name Change to Greystone Housing Impact Investors LP.”

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Q: What will be the new name of the Partnership?

A: We plan to change the name of America First Multifamily Investors, L.P. (the “Partnership”) to “Greystone Housing Impact Investors LP”. Even though our name will change, we will remain the same legal entity as before.

Q: Why is the Partnership undergoing a name change?

A: Our principal reason for the name change is to align the Partnership’s name with that of its general partner, Greystone. Greystone purchased the general partner of the Partnership in September 2019 to provide new and exciting opportunities for the Partnership to work off of a larger mortgage lending and investing platform and build strategic initiatives and growth efforts through its affiliate network. The upcoming name change will further highlight the Partnership’s place in the broader Greystone affiliate platform of services and will enhance the profile of the Partnership. In addition, we believe our new name will highlight the positive social impact of the Partnership’s investment activities that address the significant need for affordable multifamily housing across the United States.

Q: Will there be any changes in management or operations as a result of this name change?

A: No, all of the existing management team, Board of Managers, and operations activities will remain the same under the new name.

Q: Why is the Partnership applying to be listed on the New York Stock Exchange (“NYSE”)?

A: The NYSE has a long history of listings for many of the world’s most well-established companies. We believe that partnering with the NYSE will increase the visibility of the Partnership in the broader marketplace and enhance the liquidity of trading of our beneficial unit certificates (“BUCs”) representing assigned limited partnership interests for the benefit of our unitholders.

Q: Will the Partnership’s BUCs continue to trade on the Nasdaq Global Select Market?

A: No, our intent is to delist from the Nasdaq Global Select Market upon the approval of the BUCs for listing on the NYSE.

Q: Will the Partnership’s BUCs trade under a new ticker symbol?

A: Contemporaneous with our application for listing on the NYSE, we applied to change our ticker symbol to “GHI” upon our initial listing. If our listing application with the NYSE is approved, we expect to begin trading on the NYSE under our new ticker symbol in December 2022.

Q: When will the name change and NYSE listing become effective?

A: We intend for the name change to become effective on the same date that the BUCs commence trading on the NYSE. We expect to begin trading under our new name and ticker symbol on the NYSE in December 2022. We will provide a further update on these matters when our NYSE listing date becomes definitive.

Q: How will the name change impact the Partnership’s unitholders? Can I still trade my BUCs?

A: The name change will not impact your BUCs, and you will continue to be able to trade your BUCs in the public market. Our new name and logo will appear on our website, press releases, reports, and all other communications and filings with the Securities and Exchange Commission (“SEC”) regarding the Partnership going forward.

Q: Should I send in my physical BUC certificates in connection with the name change?

A: No. Do not send us your BUC certificates. Following the name change, each BUC certificate will continue to represent the same number of BUCs of the Partnership. If you have physical BUC certificates, it will not be necessary for you to exchange your existing BUC certificates for BUC certificates of the Partnership following the name change. However, you may voluntarily choose to do so at your own cost.

Q: How do these changes affect the Partnership’s relationships with customers, vendors, and other counterparties?

A: Neither the name change nor the listing of our BUCs on the NYSE will affect the Partnership’s relationships with customers, vendors, and other counterparties. The Partnership will still be the same legal entity after the name change, so all of our outstanding agreements, relationships, and obligations will continue with full force and effect.

Q: Is our website changing?

A: Once the name change is effective, our website address will change to www.ghiinvestors.com. Upon the launch of the new website, the Partnership’s logo, branding and ticker symbol will be updated on the new website. The Partnership’s existing website at www.ataxfund.com will contain a forward link to the new website for a period of time. The new website will contain substantially all the information of the Partnership’s current website.

Q: What do I need to do now?

A: No action is required by unitholders in connection with the name change and listing of our BUCs on the NYSE. Under the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended, the name change does not require the approval of the BUC holders. We suggest that you review future press releases and regulatory filings that we will issue regarding the name change and listing on the NYSE as they are released.

Q: What happens if the Partnership’s BUCs are not approved for listing on the NYSE or the listing is otherwise not completed?

A: If the BUCs are not approved for listing on the NYSE, the BUCs will continue to trade on the Nasdaq Global Select Market under the symbol “ATAX” and the name change will not become effective. However, the Partnership may then decide to make the name change effective at a future date.

Q: Where can I find more information about the name change, the NYSE listing application and the Partnership?

A: We file annual, quarterly, and other reports with the SEC which can be accessed by you, without charge, on the SEC’s website at www.sec.gov. We also make available free of charge through our website at www.ataxfund.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports.

If you have additional questions about the name change or NYSE listing, you may contact the Partnership at the following address or telephone number or via the internet at:

America First Multifamily Investors, L.P.
14301 FNB Parkway, Suite 211
Omaha, NE 68154
Attn: Investor Relations
(402) 952-1235
Website: www.ataxfund.com

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About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. ATAX is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. ATAX expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. ATAX seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Forward Looking Statements

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by ATAX with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. ATAX disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.